------------------------------------------------------------------------------
------------------------------------------------------------------------------




                       AXIOHM TRANSACTION SOLUTIONS, INC.

                                   AXIOHM S.A.

                            DARDEL TECHNOLOGIES S.A.

                                AXIOHM IPB, INC.

                              STADIA COLORADO CORP.

                            COGNITIVE SOLUTIONS, INC.


                   ___________________________________________


                                  $120,000,000

                    9 3/4% Senior Subordinated Notes due 2007


                   ___________________________________________


                               PURCHASE AGREEMENT

                               September 25, 1997





                             LEHMAN BROTHERS INC.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                       AXIOHM TRANSACTION SOLUTIONS, INC.

                                  $120,000,000
                    9 3/4% Senior Subordinated Notes due 2007


                               PURCHASE AGREEMENT

                                                              September 25, 1997
                                                              New York, New York

LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York 10285

Ladies & Gentlemen:

          Axiohm Transaction Solutions, Inc., a California corporation (formerly DH Technology, Inc., a California corporation (collectively, the "COMPANY"), proposes to issue and sell to Lehman Brothers Inc. (the "INITIAL PURCHASER") $120,000,000 aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2007 (the "SENIOR SUBORDINATED NOTES"), subject to the terms and conditions set forth herein. The Senior Subordinated Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and The Bank of New York, as trustee (the "TRUSTEE").

          The Senior Subordinated Notes and the New Senior Subordinated Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "NOTES." As used herein, the term "SUBSIDIARY" shall include each entity listed on Schedule I hereto. The Notes will be guaranteed (the "SUBSIDIARY GUARANTEES") by each of the entities listed on Schedule II hereto (each, a "GUARANTOR"and collectively, the "GUARANTORS"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

          The Senior Subordinated Notes are being issued and sold in connection with an Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of July 14, 1997, by and among Axiohm S.A., a French corporation ("AXIOHM"), AX Acquisition Corporation, a California corporation ("AX ACQUISITION") and DH Technology, Inc., a California corporation, ("DH TECHNOLOGY"). The Merger Agreement provides that AX Acquisition will offer (the "AXIOHM EXCHANGE OFFER") to the shareholders of Axiohm the right to exchange their stock of Axiohm for a portion of the shares of DH Technology acquired by AX Acquisition pursuant to a tender offer (the "TENDER OFFER"). Simultaneously with the consummation of the Axiohm Exchange Offer, Axiohm IPB, Inc., a Delaware corporation and a wholly owned subsidiary of Axiohm ("IPB") will sell to DH Technology all of the outstanding shares of AX Acquisition. Immediately following the events described above, AX Acquisition will be merged with and into DH Technology (the "MERGER"), with DH Technology being the surviving corporation of the Merger. Subsequent to the consummation of the Merger, DH Technology will change its name to Axiohm Transaction Solutions, Inc.

          In order to provide a portion of the financing for the Tender Offer, AX Acquisition entered into a $175 million senior secured credit facility (the "TENDER FACILITY") and IPB issued $24 million in liquidation preference of Cumulative Redeemable Exchangeable Senior Preferred Stock (the "INTERIM PREFERRED STOCK"). The Company will use (i) the proceeds from the sale of the Senior Subordinated Notes, (ii) borrowings under a credit agreement (the "NEW CREDIT FACILITY") by and among the Company, the Guarantors, the lenders named therein and Lehman Commercial Paper Inc., (iii) existing cash balances and (iv) a refund of prepaid interest and dividends to: (a) refinance the Tender Facility, (b) redeem the Interim Preferred
Stock, (c) refinance outstanding indebtedness of DH Technology, (d) cashout certain options owned by the shareholders of DH Technology, (e) purchase shares of Axiohm and (f) pay transaction fees and expenses.

          Holders (including subsequent transferees) of the Senior Subordinated Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Senior Subordinated Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT") relating to the Company's 9 3/4% New Senior Subordinated Notes (the "NEW SENIOR SUBORDINATED NOTES"), to be offered in exchange for the Senior Subordinated Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Subsidiary Guarantees thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Senior Subordinated Notes and to use their respective best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Subsidiary Guarantees and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

     1. OFFERING MEMORANDUM. The Senior Subordinated Notes will be offered and sold to the Initial Purchaser pursuant to one or more exemptions from the registration requirements under the Securities Act. The Company and the Guarantors have prepared a preliminary offering memorandum, dated September 16, 1997 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum, dated September 25, 1997 (the "OFFERING MEMORANDUM"), relating to the Senior Subordinated Notes and the Subsidiary Guarantees. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchaser pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Senior Subordinated Notes by the Initial Purchaser in accordance with Section 4 hereof (the "OFFERING").

          Upon original issuance thereof, and until such time as the Company determines (based upon an opinion of counsel, if the Company so requests) it to be no longer required under the applicable requirements of the Securities Act, the Senior Subordinated Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

          "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL

          INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI") OR (C) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
          (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."


     2. REPRESENTATIONS AND WARRANTIES. The Company and the Guarantors represent and warrant to the Initial Purchaser that:

          (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum as of its date did not, and the Offering Memorandum as of the Closing Date will not, and any amendment or supplement to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, PROVIDED, HOWEVER, that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum, as amended or supplemented, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Offering Memorandum or the Offering Memorandum. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued.

          (b) Each of the Company and its Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification (except where the failure to be so qualified and in good standing would not have a Material Adverse Effect), and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Preliminary Offering Memorandum and the Offering Memorandum. As used herein, "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), results of operations, business, earnings or prospects of the Company and its Subsidiaries, taken as a whole, after giving effect to the Merger.

          (c) Assuming the Senior Subordinated Notes are issued, sold and delivered under the circumstances contemplated by the Offering Memorandum and in this Agreement, that the representations and warranties and covenants of the Initial Purchaser contained in Section 4 hereof are true, correct and complete, and that the Initial Purchaser complies with its covenants in Section 4 hereof, (i) registration under the Securities Act of the Senior Subordinated Notes or the Subsidiary Guarantees or qualification of the Indenture in respect of the Senior Subordinated Notes under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), is not required in connection with the offer and sale of the Senior Subordinated Notes to the Initial Purchaser in the manner contemplated by the Offering Memorandum or this Agreement and (ii) the initial resales of the Senior Subordinated Notes by the Initial Purchaser on the terms and in the manner set forth in the Offering Memorandum and Section 4 hereof are exempt from the registration requirements of the Securities Act.

          (d) Immediately upon the closing of the sale of the Senior Subordinated Notes hereunder, the Company will redeem, for cash, all of the outstanding Interim Preferred Stock issued by IPB and subsequently assumed by DH Technology and will repay any amounts outstanding under the Tender Facility.

          (e) All of the outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

          (f) Except as set forth on Schedule III hereto, all of the outstanding capital stock or equity interests of each of the Company's Subsidiaries is owned by the Company, directly or through another Subsidiary, free and clear of any security interest, claim, lien, limitation on voting rights, encumbrance or adverse interest of any nature (each, a "LIEN"), except for Liens arising from the New Credit Facility. Except as disclosed in the Offering Memorandum, there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its Subsidiaries.

          (g) The Company and its Subsidiaries have all requisite corporate power and authority to execute, deliver and perform their respective obligations under this Agreement, and each of the other Operative Documents to which they may be a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Senior Subordinated Notes and the Subsidiary Guarantees as provided herein and therein.

          (h) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and is a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding in equity or at law).

          (i) The Indenture has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture has been duly executed and delivered by the Company and each of the Guarantors, the Indenture will be a valid and binding agreement of the Company, and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Indenture.

          (j) The Senior Subordinated Notes have been duly authorized for issuance and sale to the Initial Purchaser by the Company pursuant to this Agreement and, on the Closing Date, will have been validly executed and delivered by the Company. When the Senior Subordinated Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, the Senior Subordinated Notes will be valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding in equity or at law). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Senior Subordinated Notes.

          (k) The New Senior Subordinated Notes have been duly authorized for issuance by the Company and, when issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the New Senior Subordinated Notes will be valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding in equity or at law). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the New Senior Subordinated Notes.

          (l) The Subsidiary Guarantees to be endorsed on the Senior Subordinated Notes by each Guarantor have been duly authorized by each Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor. When the Senior Subordinated Notes have been issued, executed and authenticated in accordance with the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, the Subsidiary Guarantees of each Guarantor endorsed thereon will be valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their terms and entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding in equity or at law). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Subsidiary Guarantees to be endorsed on the Senior Subordinated Notes.

          (m) The Subsidiary Guarantees to be endorsed on the New Senior Subordinated Notes by each Guarantor have been duly authorized by each Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor. When the New Senior Subordinated Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantees of each Guarantor endorsed thereon will be valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their terms and entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding in equity or at law). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Subsidiary Guarantees to be endorsed on the New Senior Subordinated Notes.

          (n) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors.
     When the Registration Rights Agreement has been duly executed and delivered by the Company and each of the Guarantors, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding in equity or at law). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Registration Rights Agreement.

          (o) The New Credit Facility has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the New Credit Facility has been duly executed and delivered by the Company and each of the Guarantors, the New Credit Facility will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding in equity or at law).

          (p) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and each of the Guarantors, compliance by the Company and each of the Guarantors with all the provisions hereof and thereof, the issuance and sale of the Senior Subordinated Notes by the Company, the issuance of the Subsidiary Guarantees by the Guarantors and the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby and as described in the Offering Memorandum under the caption "Use of Proceeds," will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, except as set forth in the Offering Memorandum, any indenture, mortgage, deed of trust, lease, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, nor will any such actions result in any violation of the provisions of the charter, by-laws, or other organizational documents of the Company or any of its Subsidiaries or any applicable law, statute or any rule, regulation, judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, or result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties or assets is bound; and except for such consents, approvals, authorizations, other orders, filings, qualifications or registrations as may be required under applicable state securities laws in connection with the purchase and distribution of the Senior Subordinated Notes by the Initial Purchaser or as set forth in the Registration Rights Agreement, no consent, approval, authorization, other order, filing, qualification or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the other Operative Documents by the Company and each of the Guarantors, compliance by the Company and each of the Guarantors with all the provisions hereof and thereof, the consummation of the transactions contemplated hereby and thereby and as defined in the Offering Memorandum under the caption "Use of Proceeds," the issuance and sale of the Senior Subordinated Notes by the Company and the issuance of the Subsidiary Guarantees by the Guarantors.

          (q) Neither the Company nor any of its Subsidiaries is in breach or violation of any of the terms or provisions of any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, nor is the Company or any of its Subsidiaries in violation of any provision of its charter, by-laws or other organizational documents or any statute or any judgment, order rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets (except in each case that could not reasonably be expected to have a Material Adverse Effect).

          (r) There are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is or could be a party or to which any of their respective properties or assets is subject which, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect, otherwise than as set forth in the Offering Memorandum.

          (s) Except for the Registration Rights Agreement and the registration rights contemplated under the Merger Agreement, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company, of any of its Subsidiaries or of such Guarantor, owned, or to be owned, by such person or to require the Company or such Guarantor to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Securities Act.

          (t) Neither the Company nor any Subsidiary has sustained, since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material losses, liabilities, obligations (direct or contingent) or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since such date, there have not been any material changes in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse changes in the condition (financial or otherwise), results of operations, business, earnings or prospects of the Company or its Subsidiaries taken as a whole (a "MATERIAL ADVERSE CHANGE"), or any developments that could reasonably be expected to involve a prospective Material Adverse Change, otherwise than as set forth or contemplated in the Offering Memorandum.

          (u) The historical consolidated financial statements (including the related notes) of the Company which appear in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Securities Act, present fairly the consolidated financial position and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as described in the notes thereto. The PRO FORMA financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum present fairly the historical and proposed transactions contemplated by this Agreement and the other Operative Documents; and such PRO FORMA financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the related published rules and regulations thereunder, have been prepared on a basis consistent with the historical consolidated financial statements of the Company and its Subsidiaries, give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum. The other financial and statistical information and data included in the Offering Memorandum, historical and PRO FORMA, are accurately presented and prepared on a basis consistent with the financial statements, historical and PRO FORMA, included in the Offering Memorandum and the books and records of the Company.

          (v) KPMG Peat Marwick, who has certified the financial statements and supporting schedules of the Company and whose report appears in the Preliminary Offering Memorandum and the Offering Memorandum, are independent public accountants with respect to the Company and the Guarantors under Rule 101 of AICPA's Code of Professional Conduct and its interpretations and rulings, during the periods covered by the financial statements on which they reported and are contained in the Preliminary Offering Memorandum and the Offering Memorandum.

          (w) The Company and each of its Subsidiaries have good and marketable title in fee simple or leasehold to all real property and good title to all personal property owned by each of them, in each case free and clear of all Liens except (i) such as arise under the New Credit Facility, (ii) such as are described in the Offering Memorandum or permitted under the Indenture or (iii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and all real property and buildings held under lease by the Company and each of its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and each of its Subsidiaries. The Company and each of its Subsidiaries enjoy peaceful and undisturbed possession under all leases to which they are a party as lessee, except for such leases that, singly or in the aggregate, would not have a Material Adverse Effect. No consent need be obtained from any person with respect to any such lease in connection with the transactions contemplated hereby and in the Offering Memorandum, except for such consents as have been obtained. None of the properties or assets, the value of which is reflected in the latest balance sheet referred to in
     Section 2(u) hereof, is held under any lease (except for properties or assets held under capital leases and operating leases). Except for such assets, plants and facilities as are not material, singly or in the aggregate, to the business of the Company and its Subsidiaries, taken as a whole, all tangible assets, plants and facilities of the Company and its Subsidiaries are in good condition and repair (ordinary wear and tear excepted) and are adequate, in the reasonable opinion of the Company and its Subsidiaries, for the uses to which they are being put or would be put in the ordinary course of business. The Company and its Subsidiaries maintain such insurance as may be required by law and such other insurance, to the extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

          (x) Except as set forth in the Offering Memorandum, the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their businesses, and the conduct of their businesses will not conflict with any such rights of others (except in any such case for any failure to own or possess, lack of ability to acquire, or conflict that could reasonably be expected to have a Material Adverse Effect).

          (y) There is (i) no material unfair labor practice complaint pending against the Company or any of its Subsidiaries or, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or threatened against any of them, (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or threatened against any of them and (iii) except as described in the Offering Memorandum, no union representation question existing with respect to the employees of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has violated (y) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees applicable to the Company or any of its Subsidiaries or (z) any applicable wage or hour laws in any manner that could reasonably be expected to have a Material Adverse Effect.

          (z) The Company and each of its Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act, as amended, or the rules and regulations promulgated thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability; neither the Company nor any of its Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (aa) The Company and its Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations;
     (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals.

          (ab) Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (ac) Neither the Company nor any of its Subsidiaries is, and after giving effect to the offering and sale of Senior Subordinated Notes and the application of the net proceeds therefrom as described in the Offering Memorandum will be (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (ad) Neither the Company nor any of its Subsidiaries has violated in any material respect any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS").

          (ae) There is no alleged liability, potential liability, (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries, penalties, constraints on operating activities or any potential liabilities to third parties) of the Company or any of its Subsidiaries arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material (as defined herein) at any location, whether or not owned by the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or

     (ii) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Offering Memorandum, other than as disclosed therein. The term "HAZARDOUS MATERIAL" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material waste or substance regulated under or within the meaning of any other Environmental Law.

          (af) Each of the Company and its Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate their respective properties and to conduct their businesses, except where the failure to have any such Authorization or to make any such filing or notice could not reasonably be expected to have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its Subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction could not reasonably be expected to have a Material Adverse Effect.

          (ag) When the Senior Subordinated Notes and the Subsidiary Guarantees are issued and delivered pursuant to this Agreement, neither the Senior Subordinated Notes nor the Subsidiary Guarantees thereof will be of the same class (within the meaning of Rule 144A under the Securities Act) as any security of the Company or any Guarantor listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system.

          (ah) None of the Company, the Guarantors or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("REGULATION D")) of the Company or any Guarantor has, directly or through any agent (provided that no representation is made as to the Initial Purchaser or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or will be integrated with the offering and sale of the Senior Subordinated Notes in a manner that would require the registration of the Senior Subordinated Notes under the Securities Act or
     (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Senior Subordinated Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Senior Subordinated Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (ai) Neither the Company nor any of its Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might reasonably be expected to, violate or cause a violation of Regulation M under the Securities Act.

          (aj) Each of the Preliminary Offering Memorandum and the Offering Memorandum as of its respective date and each amendment or supplement thereto, as of its date, contains all the information specified in, and meeting the requirements of Rule 144A(d)(4) under the Securities Act.

          (ak) The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of the Company on a consolidated basis exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. The assets of the Company on a consolidated basis do not constitute unreasonably small capital to carry out the business of the Company and its Subsidiaries, taken as a whole, as conducted or as proposed to be conducted. Upon the issuance of the Senior Subordinated Notes the present fair saleable value of the assets of the Company on a consolidated basis will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. Upon the issuance of the Senior Subordinated Notes, the assets of the Company on a consolidated basis will not constitute unreasonably small capital to carry out its businesses as now conducted, including the capital needs of the Company on a consolidated basis, taking into account the projected capital requirements and capital availability.

          (al) None of the Guarantors intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of each of the Guarantors on a consolidated basis exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of each Guarantor on a consolidated basis as they become absolute and matured. The assets of each Guarantor on a consolidated basis do not constitute unreasonably small capital to carry out the business of each Guarantor as conducted or as proposed to be conducted. Upon the issuance of the Subsidiary Guarantees the present fair saleable value of the assets of each Guarantor on a consolidated basis will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of each Guarantor on a consolidated basis as they become absolute and matured. Upon the issuance of the Subsidiary Guarantees, the assets of each Guarantor on a consolidated basis will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of each Guarantor on a consolidated basis, taking into account the projected capital requirements and capital availability.

          (am) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned as of the date hereof to the Company, any Guarantor or any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any Guarantor.

          (an) None of the Company, its Subsidiaries, the Guarantors or any of its or their respective affiliates or any person acting on its or their behalf has engaged or will engage in any "directed selling efforts" within the meaning of Regulations S under the Securities Act with respect to the Senior Subordinated Notes or the Subsidiary Guarantees.

          (ao) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company or such Subsidiary Guarantor to the Initial Purchaser as to the matters covered thereby.

          (ap) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Senior Subordinated Notes or the transactions in connection with the Tender Offer or the Merger to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          (aq) The Senior Subordinated Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

          (ar) The sale of the Senior Subordinated Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

          (as) The Company and its Subsidiaries have complied with all of the provisions of Florida H.B. 1771, codified as Section 517.075, of the Florida statutes, and all regulations promulgated thereunder relating to companies doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

          The Company acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 8 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     3. PURCHASE OF SENIOR SUBORDINATED NOTES BY THE INITIAL PURCHASER. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, an aggregate principal amount of $120.0 million Senior Subordinated Notes. The purchase price for the Senior Subordinated Notes shall be $972.50 per $1,000.00 principal amount of Senior Subordinated Note.

     4. SALE AND RESALE OF THE SENIOR SUBORDINATED NOTES BY THE INITIAL PURCHASER. The Initial Purchaser represents and warrants to the Company that it will offer the Senior Subordinated Notes for resale only upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchaser hereby represents and warrants to, and agrees with, the Company that the Initial Purchaser (i) is a qualified institutional buyer ("QUALIFIED INSTITUTIONAL BUYER") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("RULE 144A"), and/or an institutional accredited investor ("ACCREDITED INVESTOR") as defined in Rule 501(a)(1),(2),(3) or (7) under Regulation D, (ii) is purchasing the Senior Subordinated Notes pursuant to a private sale exempt from registration under the Securities Act, (iii)(a) is not acquiring the Senior Subordinated Notes with a view to distribution thereof or (b) with any present intention of offering or selling any of the Senior Subordinated Notes in the case of each clause (a) and
(b) of this clause (iii) in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction, (iv) will not solicit offers for, or offer or sell, the Senior Subordinated Notes by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (v) will solicit offers for the Senior Subordinated Notes only from, and will offer, sell or deliver the Senior Subordinated Notes, as part of its initial offering, only to (A) persons in the United States whom the Initial Purchaser reasonably believes to be Qualified Institutional Buyers or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, (B) to a limited number of other Accredited Investors that execute a letter containing certain representations and agreements in the form attached as Annex A to the Offering Memorandum, or (C) to persons permitted to purchase the Senior Subordinated Notes in offshore transactions in reliance upon Regulation S under the Securities Act (each, a "REGULATION S PURCHASER") (such persons specified in clauses (A), (B), and (C) being referred to herein as the "ELIGIBLE PURCHASERS") and in each case, in transactions under Rule 144A, Regulation D or under Rule 903 of Regulation S in private sales exempt from registration under the Securities Act (the "EXEMPT RESALES").

          The Initial Purchaser further represents that (i) neither the Initial Purchaser nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any "directed selling efforts" within the meaning of Regulation S with respect to the Senior Subordinated Notes or the Subsidiary Guarantees; (ii) the Senior Subordinated Notes offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions; (iii) the sale of the Senior Subordinated Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act; (iv) the Initial Purchaser has not offered or sold and will not offer or sell any Senior Subordinated Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Senior Subordinated Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (v) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Senior Subordinated Notes in, from or otherwise involving the United Kingdom; (vi) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Senior Subordinated Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on; and (vii) the Initial Purchaser agrees that it will not offer, sell or deliver any of the Senior Subordinated Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Senior Subordinated Notes in such jurisdictions; and the Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

     5. DELIVERY OF AND PAYMENT FOR THE SENIOR SUBORDINATED NOTES. Delivery of and payment for the Senior Subordinated Notes shall be made at the office of Latham & Watkins at 885 Third Avenue, New York, New York 10022, at 9:00 a.m., New York City time, on October 2, 1997 or at such other date or place as shall be determined by agreement between the Initial Purchaser and the Company. This date and time of such delivery and payment are referred to herein as the "CLOSING DATE." On the Closing Date, the Company shall deliver or cause to be delivered, the Senior Subordinated Notes to the Initial Purchaser for the account of the Initial Purchaser against payment to or upon the order of the Company of the purchase price by wire transfer in federal (same-day) funds.
Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchaser hereunder. Upon delivery, the Senior Subordinated Notes shall be in definitive fully registered form and registered in such names and in such denominations as the Initial Purchaser shall request in writing not less than two full business days prior to the Closing Date. For the purpose of expediting the checking and packaging of the Senior Subordinated Notes, the Company shall make the Senior Subordinated Notes available for inspection by the Initial Purchaser in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the Closing Date.

     6. FURTHER AGREEMENTS OF THE COMPANY AND THE GUARANTORS. Each of the Company and the Guarantors hereby agrees with the Initial Purchaser:

          (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Senior Subordinated Notes for offering or sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 6(h) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 6(d) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein in the light of the circumstances under which they were made not misleading. The Company and the Guarantors shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Senior Subordinated Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Senior Subordinated Notes under any state securities or Blue Sky laws, the Company and the Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish to the Initial Purchaser and any persons identified by the Initial Purchaser to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum and any supplements and amendments thereto as the Initial Purchaser may reasonably request.

          (c) Prior to making any amendment or supplement to the Offering Memorandum, the Company shall furnish a copy thereof to the Initial Purchaser and counsel to the Initial Purchaser and will not effect any such amendment or supplement to which the Initial Purchaser shall reasonably object by notice to the Company after a reasonable period to review, which shall not in any case be longer than one full business day after receipt of such copy.

          (d) During such period as in the opinion of counsel for the Initial Purchaser an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchaser and in connection with market-making activities of the Initial Purchaser for so long as any Senior Subordinated Notes are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which the Initial Purchaser shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

          (e) If during the time period referred to in Section 6(d) above, any event shall occur or condition exist as a result of which it becomes necessary, in the opinion of counsel for the Initial Purchaser or counsel for the Company and the Guarantors, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law and to furnish to the Initial Purchaser and such other persons as the Initial Purchaser may designate such number of copies as the Initial Purchaser may reasonably request.

          (f) So long as any Senior Subordinated Notes remain outstanding and are "Restricted Securities" within the meaning of Rule 144(a)(3) under the Securities Act and during any period in which the Company and the Guarantors are not subject to Section 13 or 15(d) of the Exchange Act, to furnish to holders of the Senior Subordinated Notes and prospective purchasers of Senior Subordinated Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (the "RULE 144A INFORMATION").

          (g) So long as any of the Notes are outstanding, to furnish to the Initial Purchaser as soon as available copies of all reports or other communications furnished by the Company or any of the Guarantors to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of the Guarantors is listed and such other publicly available information concerning the Company and/or its Subsidiaries as the Initial Purchaser may reasonably request.

          (h) Prior to the sale of all Senior Subordinated Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchaser and counsel for the Initial Purchaser in connection with the registration or qualification of the Senior Subordinated Notes for offer and sale to the Initial Purchaser and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser designates and to continue such qualifications in effect so long as required for the Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification. The Company will also arrange for the determination of the eligibility for investment of the Senior Subordinated Notes under the laws of such jurisdictions as the Initial Purchaser reasonably requests. Notwithstanding the foregoing, the Company and the Guarantors shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to file a general consent to service of process in any jurisdiction or subject itself to income taxation as doing business in any such jurisdiction other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

          (i) So long as any of the Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its Subsidiaries on a consolidated basis, all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (j) To use all reasonable commercial efforts to permit the Senior Subordinated Notes to be designated Private Offerings, Resales and Trading through Automated Linkages Market ("PORTAL") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the "NASD") relating to trading in the PORTAL market.

          (k) To use all reasonable efforts to obtain the approval of The Depository Trust Company ("DTC") for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Notes and the Subsidiary Guarantees (other than (i) the Notes and the Subsidiary Guarantees and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchaser.

          (m) Not to, and will cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Senior Subordinated Notes to the Initial Purchaser or pursuant to Exempt Resales in a manner which would require the registration under the Securities Act of the Senior Subordinated Notes.

          (n) Except following the effectiveness of any Registration Statement and except for such offers as may be made as a result of, or subsequent to, filing such Registration Statement or amendments thereto prior to the effectiveness thereof, not to, and will cause its affiliates not to, solicit any offer to buy or offer to sell the Senior Subordinated Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (o) To apply the net proceeds from the sale of the Senior Subordinated Notes as set forth under the caption "Use of Proceeds" in the Offering Memorandum.

          (p) To take such steps as shall be necessary to ensure that neither the Company nor any of its Subsidiaries shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (q) Not to take, not to permit any of its Subsidiaries to take and to use its best efforts to prevent its affiliates from taking, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of the Senior Subordinated Notes. Except as permitted by the Securities Act, the Company and its Subsidiaries will not distribute any
     (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum or (iii) other offering material in connection with the offering and sale of the Senior Subordinated Notes.

          (r) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

          (s) To cause the Exchange Offer to be made in the appropriate form to permit New Senior Subordinated Notes and guarantees thereof by the Guarantors registered pursuant to the Securities Act to be offered in exchange for the Senior Subordinated Notes and the Subsidiary Guarantees and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (t) To comply with the agreements in the Indenture, the Registration Rights Agreement and the other Operative Documents.

          (u) To cause Axiohm S.A. and Dardel Technologies S.A. to execute the Purchase Assumption and Registration Rights Assumption in the form attached hereto as Exhibit B and Exhibit C, respectively, upon the election by each such entity to be treated as a "pass-through" entity for United States federal income tax purposes.

          (v) To do all things required or necessary to be done or performed under this Agreement by it prior to the Closing Date and to satisfy the closing conditions set forth in Section 8 hereof.

     7. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Senior Subordinated Notes to the Initial Purchaser and pursuant to Exempt Resales, and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements) specified in Section 6(b) and 6(d) prior to or during the period specified in Section 6(d), including the mailing and delivering of copies thereof to the Initial Purchaser and persons designated by it in the quantities specified herein; (ii) all costs and expenses related to the transfer and delivery of the Senior Subordinated Notes to the Initial
Purchaser and pursuant to the Exempt Resales, including any transfer or other taxes payable thereon; (iii) all expenses in connection with the registration or qualification of the Senior Subordinated Notes and the Subsidiary
Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of producing any preliminary and supplemental
Blue Sky memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Initial Purchaser in connection with such registration or qualification and memoranda relating thereto); (iv) the cost of printing certificates representing the Senior Subordinated Notes and the Subsidiary Guarantees, (v) all expenses and listing fees in connection with the application for quotation of the Senior Subordinated Notes on PORTAL; (vi) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Subsidiary Guarantees; (vii) the costs and expenses of any transfer agent, registrar and/or depositary (including DTC); (viii) any fees charged by rating agencies for the rating of the Notes; (ix) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement; and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section.

     8. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser to purchase the Senior Subordinated Notes under this Agreement are subject to the satisfaction of each of the following:

          (a) The Initial Purchaser shall not have discovered and disclosed to the Company and the Guarantors on or prior to such Closing Date that the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham & Watkins, counsel for the Initial Purchaser, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) All of the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (c) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchaser may agree, and no stop order suspending the qualification or exemption from qualification of the Senior Subordinated Notes in any jurisdiction referred to in Section 6(h) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Senior Subordinated Notes; no action, suit or proceeding shall have been commenced and be pending against or affecting or threatened against, the Company or any Guarantor before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

          (e) Since the dates as of which information is given in the Offering Memorandum other than as set forth on the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to this Agreement), (i) there shall not have occurred any events or circumstances that would have any Material Adverse Effect, or any development that is reasonably likely to result in a Material Adverse Effect, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its Subsidiaries from that set forth in the Offering Memorandum,
     (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock and (iii) neither the Company nor any of its Subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any Material Adverse Effect in the properties, business, earnings, management, results of operations, condition (financial or otherwise), affairs or prospects of the Company.

          (f) The Initial Purchaser shall have received a certificate, dated the Closing Date, signed on behalf of the Company by (i) the Chief Executive Officer, President or any Vice President and (ii) a principal financial or accounting officer of the Company, in form and substance reasonably satisfactory to the Initial Purchaser, confirming, as of the Closing Date, the matters set forth in paragraphs (b), (c), (d) and (e) of this Section 8 and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.

          (g) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Senior Subordinated Notes, the Subsidiary Guarantees, the Indenture, the Registration Rights Agreement, the Offering Memorandum, the other Operative Documents and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby, shall be satisfactory in all material respects to counsel for the Initial Purchaser, and the Company and its Subsidiaries shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (h) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company and the Guarantors, shall have furnished to the Initial Purchaser its written opinion, as counsel to the Company, addressed to the Initial Purchaser and dated the Closing Date, in the form attached as Exhibit D hereto.

          (i) McDermott, Will & Emery, counsel to IPB, shall have furnished to the Initial Purchaser its written opinion, as counsel to IPB, addressed to the Initial Purchaser and dated the Closing Date, in the form attached as Exhibit E hereto.

          (j) Sparks Dix, P.C., counsel to Stadia, shall have furnished to the Initial Purchaser its written opinion, as counsel to Stadia, addressed to the Initial Purchaser and dated the Closing Date, in the form attached as Exhibit F hereto.

          (k) The Initial Purchaser shall have received letters addressed to the Initial Purchaser and dated the Closing Date to the effect that the Initial Purchaser may rely on the opinion to the same extent as if it were originally addressed to the Initial Purchaser from each of (i) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company and Cognitive, (ii)

     McDermott, Will & Emery, counsel to the Company and IPB, (iii)
     Slaughter & May, counsel to Axiohm S.A., (iv) Adrian Holmes,
     Esq., counsel to DH Technology pty, (v) Mace and Jones, counsel to DH Technology plc., and (vi) Sparks Dix P.C., counsel to Stadia, with respect to the opinions delivered by such firms pursuant to the New Credit Facility.

          (l) The Initial Purchaser shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, of Latham & Watkins, counsel to the Initial Purchaser, covering such matters as are customarily covered in such opinions.

          (m) On the Closing Date, the Initial Purchaser shall have received a solvency opinion, in the form contemplated by the New Credit Facility, by an independent third party addressed to the Trustee among others and reasonably satisfactory to the Initial Purchaser as to the solvency of the Company and its Subsidiaries following the consummation of the transactions contemplated herein and by the Merger Agreement.

          (n) In addition to the opinions of counsel required to be delivered pursuant to paragraphs (h), (i), (j), (l) and (m) of this Section 8, the Initial Purchaser shall receive all of the opinions to be delivered by the firms stated in clause (k) above pursuant to the New Credit Facility.

          (o) With respect to the letter of KPMG Peat Marwick delivered to the Initial Purchaser concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Company and the Guarantors shall have furnished to the Initial Purchaser a letter (as used in this paragraph, the "BRING-DOWN LETTER") of such accountant, addressed to the Initial Purchaser and dated such Closing Date (i) confirming that they are independent public accountants under the guidelines of the AICPA, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than two days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (p) With respect to the letter of Price Waterhouse delivered to the Initial Purchaser concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Company and the Guarantors shall have furnished to the Initial Purchaser a letter (as used in this paragraph, the "BRING-DOWN LETTER") of such accountant, addressed to the Initial Purchaser and dated such Closing Date (i) confirming that they are independent accountants under the guidelines of the AICPA, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than two days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (q) The Company, the Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (r) The Company, the Guarantors and the Initial Purchaser shall have entered into the Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (s) The Company and the Guarantors shall have entered into the New Credit Facility (the form and substance of which shall be reasonably acceptable to the Initial Purchaser) and the Initial Purchaser shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

          (t) On the Closing Date, the Initial Purchaser shall have received evidence satisfactory to the Initial Purchaser that the indebtedness under the Tender Facility and the Interim Preferred Stock, in each case has been repaid in full.

          (u) On the Closing Date, the Initial Purchaser shall have received evidence satisfactory to the Initial Purchaser that certain options held by shareholders of DH Technology were cashed out as described in the Offering Memorandum.

          (v) Each condition to the closing contemplated by the Merger Agreement shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the New Credit Facility) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Merger Agreement. Prior to the Closing Date, the Merger shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchaser shall have received evidence satisfactory to the Initial Purchaser of the consummation thereof. The Company shall deliver to the Initial Purchaser copies of all of filings made with any governmental entity (including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office and the Department of Justice Antitrust Division) in order to effect the Merger, as certified by an appropriate official thereof, on the Closing Date. The Company shall deliver to the Initial Purchaser, as soon as possible, copies of the certificates of ownership required to be filed under California law in order to effect the Merger, as certified by the Secretary of State of the State of California.

          (w) Each condition to the initial borrowing under the New Credit Facility (other than the issuance and sale of the Senior Subordinated Notes pursuant hereto) shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the New Credit Facility. At or prior to the Closing Date, the closing under the New Credit Facility shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchaser shall have received evidence satisfactory to the Initial Purchaser of the consummation thereof.

          (x) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum losses or interferences with their businesses, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Senior Subordinated Notes being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Offering Memorandum.

          (y) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or The Nasdaq National Market or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or
     (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the Offering or delivery of the Senior Subordinated Notes being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Offering Memorandum.

          (z) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) there shall not have occurred any change, nor shall notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

          (aa) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (ab) Prior to the Closing Date, the Company shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

          All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser. The Company will furnish the Initial Purchaser with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

     9.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company and each Guarantor, jointly and severally, shall indemnify and hold harmless the Initial Purchaser, its directors, officers and employees and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, judgments and actions, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability, judgment or action relating to purchases and sales of Senior Subordinated Notes), to which the Initial Purchaser, its directors, officers, employees or controlling persons may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, judgment or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained
     (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company and the Guarantors (or based upon any written information furnished by the Company and the Guarantors) specifically for the purpose of qualifying any or all of the Senior Subordinated Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "BLUE SKY APPLICATION") or (C) any Rule 144A Information provided by the Company and any Guarantor to any holder or prospective purchaser of Senior Subordinated Notes pursuant to Section 6(f) or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Rule 144A Information any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, judgment or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, judgment or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum, or in any such amendment or supplement, or in any Blue Sky Application or in any Rule 144A Information, in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein; PROVIDED FURTHER, that the indemnity agreement provided in this Section 9(a) with respect to any Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser in any case in which a subsequent purchaser asserts that its losses, claims, damages, liabilities, or actions was based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact in the Preliminary Offering Memorandum, if a copy of the Offering Memorandum in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such subsequent purchaser by the Initial Purchaser, PROVIDED that the Company delivered such Offering Memorandum to the Initial Purchaser in requisite quantity and on a timely basis to permit such delivery or sending. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Initial Purchaser or to any director, officer, employee or controlling person of the Initial Purchaser.

          (b) The Initial Purchaser agrees to indemnify and hold harmless the Company and the Guarantors, and their respective directors, officers and employees and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, judgments or actions, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, judgment or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (C) any Rule 144A Information provided by the Company or any Guarantor to any holder or prospective purchaser of Senior Subordinated Notes pursuant to
     Section 6(f) or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or Rule 144A Information any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein, and PROVIDED FURTHER, that the indemnity agreement provided in this Section 9(b) with respect to any Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser in any case in which a subsequent purchaser asserts that its losses, claims, damages, liabilities, or actions was based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact in the Preliminary Offering Memorandum, if a copy of the Offering Memorandum in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such subsequent purchaser by the Initial Purchaser, PROVIDED that the Company delivered such Offering Memorandum to the Initial Purchaser in requisite quantity and on a timely basis to permit such delivery or sending, and shall reimburse the Company, the Guarantors and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, any Guarantor or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, judgment or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

          (c) Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Section 9(a) or (b) (the "INDEMNIFIED PARTY") of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against any person against whom indemnity may be sought pursuant to Section 9(a) or (b) (the "INDEMNIFYING PARTY"), notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel shall be the responsibility of the indemnifying party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
     Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. In addition, any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Lehman Brothers Inc., in the case of the parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to
     Section 9(b). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 9 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage, liability, judgment or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability, judgment or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, from the offering of the Senior Subordinated Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage, liability, judgment or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Senior Subordinated Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchaser with respect to the Senior Subordinated Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Senior Subordinated Notes under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, liability, judgment or action in respect thereof, referred to above in this Section 9 shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Senior Subordinated Notes purchased by it and distributed to investors in Exempt Resales exceeds the amount of any damages which the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The Initial Purchaser confirms and the Company and the Guarantors acknowledge that the statements with respect to the offering of the Senior Subordinated Notes by the Initial Purchaser set forth on the cover page of, the stabilization legend in and the concession and reallowance figures under the caption "Plan of Distribution" in, the Offering Memorandum are correct and constitute the only information concerning such Initial Purchaser furnished in writing to the Company and the Guarantors by or on behalf of the Initial Purchaser specifically for inclusion in the Offering Memorandum.

     10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser by notice given to and received by the Company and the Guarantors prior to delivery of and payment for the Senior Subordinated Notes if, prior to that time, any of the events described in Sections 8(z) or 8(aa) shall have occurred or if the Initial Purchaser shall decline to purchase the Senior Subordinated Notes for any reason permitted under this Agreement.

     11. REIMBURSEMENT OF INITIAL PURCHASER'S EXPENSES. If (a) the Company shall fail to tender the Senior Subordinated Notes for delivery to the Initial Purchaser otherwise than for any reason permitted under this Agreement or (b) the Initial Purchaser shall decline to purchase the Senior Subordinated Notes for any reason permitted under this Agreement including termination of this Agreement pursuant to Section 10 above, the Company and the Guarantors shall reimburse the Initial Purchaser for the reasonable fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Senior Subordinated Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Initial Purchaser.

     12. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: (212) 528-8822), with copies to (i) Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Director of Litigation (Fax: (212) 526-3738; and (ii) Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Raymond Y. Lin (Fax: (212) 751-4864);

          (b) if to the Company and the Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Walter S. Sobon (Fax: (619) 451-3573), with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050
     Attention: Henry P. Massey, Jr. (Fax: (650) 496-6811);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Guarantors shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchaser.

     13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company, the Guarantors and their respective successors and assigns. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in Sections 2 and 9(a) of this Agreement shall also be deemed to be for the benefit of directors, officers and any person who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act and (B) the representations, warranties, indemnities and agreements of the Initial Purchaser contained in Sections 4 and 9(b) of this Agreement shall be deemed to be for the benefit of directors, officers, and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchaser contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Senior Subordinated Notes and shall remain in full force and effect, regardless of (i) any investigation or statement as to the result thereof made by or on behalf of any of them or any person controlling any of them (ii) acceptance of the Senior Subordinated Notes and payment for them hereunder and (iii) termination of this Agreement.

     15. DEFINITION OF "BUSINESS DAY". For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

     16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

     17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.



                            [Signature page follows]

          If the foregoing correctly sets forth the understanding among the Initial Purchaser, the Company and the Guarantors please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                         Very truly yours,


                         AXIOHM TRANSACTION SOLUTIONS, INC.



                         By: /s/ Walter S. Sobon
                            ------------------------------------------
                              Name:     Walter S. Sobon
                              Title:    Chief Financial Officer


                         AXIOHM S.A.



                         By: /s/ Patrick Dupuy
                            ------------------------------------------
                              Name:  Patrick Dupuy
                              Title: Chairman


                         DARDEL TECHNOLOGIES S.A.



                         By: /s/ Patrick Dupuy
                            ------------------------------------------
                              Name:     Patrick Dupuy
                              Title:    Chairman


                         AXIOHM IPB, INC.



                         By:  /s/ Walter S. Sobon
                            ------------------------------------------
                              Name:     Walter S. Sobon
                              Title:    Chief Financial Officer


                         STADIA COLORADO CORP.



                         By:  /s/ Walter S. Sobon
                            ------------------------------------------
                              Name:     Walter S. Sobon
                              Title:    Chief Financial Officer

                         COGNITIVE SOLUTIONS, INC.



                         By:  /s/ Walter S. Sobon
                            ------------------------------------------
                              Name:     Walter S. Sobon
                              Title:    Chief Financial Officer


LEHMAN BROTHERS INC.



     By:  /s/ Michael A. Goldberg
        ------------------------------------------
          Name:     Michael A. Goldberg
          Title:    Vice President

                                   Schedule I
                 AXIOHM TRANSACTION SOLUTIONS, INC. SUBSIDIARIES


1.   Dardel Technologies, S.A
2.   Axiohm S.A.
3.   Axiohm Limited
4.   Axiohm Japan Inc.
5.   DH Technology plc.
6.   DH Technologia de Mexico, S.A.
7.   DH Technology pty.
8.   Stadia Colorado Corp.
9.   Cognitive Solutions, Inc.

                                   SCHEDULE II
                                   GUARANTORS


1.   Axiohm IPB, Inc.
2.   Axiohm S.A.*
3.   Dardel Technologies S.A.**
4.   Stadia Colorado Corp.
5.   Cognitive Solutions, Inc.




------------------
 * Axiohm S.A. shall become a Guarantor upon electing to be treated as a "pass-through" entity for United States federal tax purposes. Such election is to be made as soon as practicable after the Closing Date.

  ** Dardel Technologies S.A. shall become a Guarantor upon electing to be treated as a "pass-through" entity for United States federal tax purposes. Such election is to be made as soon as practicable after the Closing Date.

                                  SCHEDULE III
       NON-WHOLLY OWNED SUBSIDIARIES OF AXIOHM TRANSACTION SOLUTIONS, INC.


1.   Axiohm S.A.
2.   Dardel Technologies S.A.

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT B

                           FORM OF PURCHASE ASSUMPTION


                     PURCHASE AGREEMENT ASSUMPTION AGREEMENT


          PURCHASE AGREEMENT ASSUMPTION AGREEMENT (this "AGREEMENT"), dated as of __________, 1997, is by [Axiohm S.A.] [Dardel Technologies S.A.], a French corporation (the "NEW GUARANTOR").

                               W I T N E S S E T H

          WHEREAS, Axiohm Transaction Solutions, Inc., a California corporation, (the "COMPANY") has heretofore executed and delivered to the Initial Purchaser a purchase agreement (the "PURCHASE AGREEMENT"), dated as of September 25, 1997, providing for the terms pursuant to which the Initial Purchaser will purchase $120,000,000 of aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2007 (the "SENIOR SUBORDINATED NOTES") of the Company.

          WHEREAS, the New Guarantor has elected to be treated as a "pass-through" entity for United States federal income tax purposes (the "ELECTION");and

          WHEREAS, pursuant to the Purchase Agreement, the New Guarantor upon the Election is required to execute this Agreement and become a party to the Purchase Agreement;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor covenants and agrees for the equal and ratable benefit of the Initial Purchaser as follows:

          1. ADDITIONAL GUARANTOR. The New Guarantor hereby agrees to be deemed a "Guarantor" for all purposes under the Purchase Agreement and to perform all obligations and duties of a Guarantor thereunder.

          2. DEFINITIONS. Capitalized terms used herein but not defined shall have the meanings given to such terms in the Purchase Agreement.

          3. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Agreement.

          4. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.


                          [Signature on following page]

          IN WITNESS WHEREOF, the party hereto have caused this Agreement to be duly executed and attested, all as of the date first above written.


                                   [AXIOHM S.A.


                                   By:  ____________________________
                                   Name:
                                   Title:]


                                   [DARDEL TECHNOLOGIES S.A.


                                   By:  ____________________________
                                   Name:
                                   Title:]

                                    EXHIBIT C

                     FORM OF REGISTRATION RIGHTS ASSUMPTION

                    REGISTRATION RIGHTS ASSUMPTION AGREEMENT


          Registration Rights Assumption Agreement (this "AGREEMENT"), dated as of ___________, 1997, is by [Axiohm S.A.] [Dardel Technologies S.A.], a French corporation (the "NEW GUARANTOR").

                               W I T N E S S E T H

          WHEREAS, Axiohm Transaction Solutions, Inc., a California corporation (the "COMPANY"), has heretofore executed and delivered to the Initial Purchaser a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") dated October 2, 1997, providing for registration rights whereby the Company, among other things, will file with the Commission under the circumstances set forth therein, (i) the Exchange Offer Registration Statement and (ii) the Shelf Registration Statement and use its best efforts to cause such Registration Statements to be declared effective and consummate the Exchange Offer;

          WHEREAS, the New Guarantor has elected to be treated as a "pass-through" entity for United States federal income tax purposes (the "Election");and

          WHEREAS, pursuant to the Purchase Agreement, the New Guarantor upon the Election is required to execute this Agreement and become a party to the Registration Rights Agreement;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor covenants and agrees for the equal and ratable benefit of the Initial Purchaser and each Holder of Transfer Restricted Securities as follows:

          1. ADDITIONAL GUARANTOR. The New Guarantor hereby agrees to be deemed a Guarantor for all purposes under the Registration Rights Agreement and to perform all obligations and duties of a Guarantor thereunder.

          2. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Rights Agreement.

          3. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Agreement.

          4. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.


                          [Signature on following page]

          IN WITNESS WHEREOF, the party hereto has caused this Agreement to be duly executed and attested, all as of the date first above written.


                                   [AXIOHM S.A.


                                   By:  ____________________________
                                   Name:
                                   Title:]


                                   [DARDEL TECHNOLOGIES S.A.


                                   By:  ____________________________
                                   Name:
                                   Title:]

                                    EXHIBIT D

   FORM OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION OPINION

                                    EXHIBIT E

                     FORM OF MCDERMOTT, WILL & EMERY OPINION

                                    EXHIBIT F

                            FORM OF SPARKS DIX, P.C.